Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1
(Form Type)

Imperalis Holding Corp.
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, underlying Warrants	Rule 457(c)	140,000,000(1)	$32,200,000(2)	$32,200,000(2)	0.00011020	$3,548.44	-	-	-	-
	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	140,000,000(1)	$32,200,000(2)	$32,200,000(2)	0.00011020	$3,548.44	-	-	-	-

Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities

Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-

	Total Offering Amounts					$64,400,000		$7,096.88

	Total Fees Previously Paid							-

	Total Fee Offsets							-

	Net Fee Due							$7,096.88

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The last sale price of the Registrant’s Common Stock reported on the OTC Markets (Pink) on October 13, 2022 was $0.23 per share.
(3)	The shares included herein are being registered for distribution to the shareholders of BitNile Holdings Inc., a Delaware corporation. No consideration will be received by the registrant in connection with such distribution unless the warrants are exercised.